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                                                                    EXHIBIT 23.1

                                                           [GRANT THORNTON LOGO]
                                                              GRANT THORNTON LLP


We have issued our report dated March 11, 1998, accompanying the financial statements of International Motor Sports Group, Inc. and Subsidiaries contained in the Registration Statement on Form SB-2 for Automotive Performance Group, Inc. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Seattle, Washington
December 15, 1998